SANDS ANDERSON
                                 MARKS & MILLER
                           A PROFESSIONAL CORPORATION
Main: (804) 648-1636                                        801 East Main Street
Fax:  (804) 783-7291                                        Post Office Box 1998
                                                  Richmond, Virginia  23218-1998



                                January 17, 2002


First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

         Re:  First Investors Multi-State Insured Tax Free Fund
              -------------------------------------------------

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                            Very truly yours,

                                            SANDS, ANDERSON, MARKS & MILLER
                                            a Professional Corporation


                                            By:      /s/ Daniel M. Siegel
                                                     ---------------------------
                                                       Vice President